Exhibit 10.10

                              DATED 1 OCTOBER 2000

                          EURO BROKERS FINACOR LIMITED

                                     - AND -

                               ROBIN ADRIAN CLARK

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                                    AGREEMENT

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AN AGREEMENT MADE ON 1 OCTOBER 2000

BETWEEN:

(1) EURO BROKERS FINACOR LIMITED of 133 Houndsditch, London EC3A 7AJ ("the Company"), and

(2)      ROBIN ADRIAN CLARK of 45 Upper Park, Loughton, Essex, IG10 4EQ.


In accordance with the requirements of Section 1 of the Employment Rights Act 1996, this Agreement incorporates a statement of the main terms and conditions binding upon you at the date hereof.

Any amendments or additions to this Contract (other than as to rates of pay) will be issued as a supplement to individual employees and should be affixed to this Agreement.

1.       JOB TITLE

1.1 You are hereby initially appointed as Joint Managing Director of the Company. Because of the changing nature of the business, the obligations upon you will inevitably vary and develop. The Company reserves the right at any time during your employment, upon reasonable notice, to require you to undertake any duties which fall within your capabilities for the Company or another Group Company.

1.2 Whilst in the Company's employment you may not have an interest or an involvement in another business or other employment, including working on your own account, without specific prior approval from the Company's Board of Directors. On no account will an interest or an involvement in another business or other employment which conflicts with the interests of the Company or another Group Company be permitted.

1.3 Whilst in the Company's employment, you must always use your best endeavours to promote and protect the interests of the Company and the other Group Companies, and must not do anything which is harmful or disloyal to those interests.

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2.       COMMENCEMENT DATE AND DURATION

2.1 This Agreement shall be deemed to have commenced on 1 October 2000 ("the Commencement Date") and subject to the provisions of clause 2.2 shall continue for a minimum term of three years and thereafter unless terminated by you or the Company giving six months notice in writing to expire at any time on or after the expiry of the minimum term.

2.2 Provided always that in the event of the Company or Maxcor Financial Group Inc. ("Maxcor") suffering a Change of Control you shall, with effect from the effective date of such Change of Control, be entitled
         (i) in the case of a Change of Control of the Company, if the Company does not at such time make provision to assign this Agreement to another Group Company that is still controlled by Maxcor, at any time thereafter to terminate this Agreement by giving to the Company four months notice in writing or (ii) in the case of a Change of Control of Maxcor, at any time thereafter to terminate this Agreement by giving to the Company four months notice in writing. For the avoidance of doubt, any Change of Control shall not in any way affect the relevant notice the Company may be required to give to you in order to terminate this Agreement.

2.3 For the purposes of this clause 2.2 "Change of Control" means, in relation to either of the Company or Maxcor, the acquisition by any person (or any combination thereof acting together) of the power to secure whether by contract, voting rights or otherwise and whether directly or indirectly, that the affairs of the Company or Maxcor are conducted in accordance with the wishes of that person, such person being a person who did not previously have control and is not a subsidiary of either of the Company or Maxcor.

2.4 Your period of continuous employment commenced on 1 August 1994. Employment with any previous employer before this date does not count as part of the continuous employment.

2.5 Your retiring age shall be 50 and unless otherwise agreed, this Agreement or any agreement with the company shall automatically determine when you reach that age.

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3.       REMUNERATION

3.1 Your remuneration shall be a fixed salary of (pound)300,000 per annum for the duration of this Agreement unless otherwise agreed, payable by twelve monthly instalments by direct credit transfer to your bank account on or about the last working day of every month. Any future changes will be notified to you in writing.

3.2 You may in addition be entitled to receive a performance bonus currently payable in February and August of each year but awarded at the entire discretion of the Company. To be eligible for a discretionary bonus you must be employed (and not under notice whether given by you or the Company) on the date when the payment is made.

4.       HOURS OF WORK AND EXPENSES

4.1 Your hours of work are market hours, Monday to Friday each week. You may be required to vary your start and finishing times of work, or to work reasonable additional hours in order to satisfactorily complete your duties and satisfy the business interests of the Company and you will not be entitled to receive any payments for work performed outside normal business hours.

4.2 You are entitled to be reimbursed for all reasonable out of pocket expenses wholly and exclusively incurred by you on the Company's business (including entertainment and travelling expenses) which should be evidenced in the manner required and as approved by the Company.

4.3 In this position you must be willing to travel and work overseas, staying away for periods of up to several weeks duration as required.

5.       STATUTORY REQUIREMENTS AND CONFIDENTIALITY

5.1 You must adhere at all times to all statutory requirements and laws relating to the business of the Company or any other Group Company with which you are involved, including in particular those controlling dealing and broking operations, together with any requirements laid down by the regulatory bodies which from time to time regulate


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          the conduct of the  business  of the  Company or any Group  Company or associates. In this regard, you accept that you have read and will adhere to the requirements of both the Grey Paper and the Securities and Futures Authority, and you are required to sign an S.F.A. undertaking acknowledging your full compliance with Part 5 of The Criminal Justice Act 1993 (Appendix 1). The Company reserves the right to require you to sign any other undertakings or acknowledgements that it deems necessary in order to comply with all relevant laws, statutes or regulations, or to promote the good conduct of the business of the Company or any Group Company.

5.2(a) You shall not make use of or divulge to any person, and you shall use your best endeavours to prevent the use, publication or disclosure of, any information of a confidential or secret nature:

         (i) concerning the business of the Company or any Group Company and which comes to your knowledge during the course of or in connection with your employment or your holding any office within the Group from any source within the Company or any Group Company; or

         (ii) concerning the business of any person having dealings with the Company or any Group Company and which is obtained from any person outside the Company or any Group Company who has required the Company or any Group Company to keep any such information confidential.

For the purposes of paragraph (i) above, information of a confidential or secret nature includes but is not limited to rates of brokerage, levels of discount provided to clients and levels of brokerage earned from clients. Additionally rates of pay and bonuses paid are confidential (including those of yourself) and must not be discussed with anyone except the Board of Directors of the Group Company to which they relate or as required by law.

(b)      This clause shall not apply to information which is:

         (i) used or disclosed in the proper performance of your duties or with the prior written consent of the Company or the relevant Group Company; or

         (ii) ordered to be disclosed by a Court or competent jurisdiction or otherwise required to be disclosed by law.

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(c)      This  clause  shall  continue to apply  after the  termination  of your employment (whether terminated lawfully or not) without limit in time.

(d) Each of the restrictions in each paragraph or subclause above shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid. If any of those restrictions is void but would be valid if some part of the restriction were deleted, the restriction in question shall apply with modification as may be necessary to make it valid.

5.3 All documents provided to you and all documents, notes and memoranda created by you in the course of your employment are and remain the property of the Company or the relevant Group Company. Documents for this purpose includes information held on computer or in any other form. Any such documents shall be given to the Company or the relevant Group Company on request (together with any copies) and in any event on termination of your employment.

5.4 It is strictly forbidden to offer to any third party or accept any benefit whether financial or in kind from any other party (other than your proper remuneration from the Company). It is strictly forbidden to accept gifts or hospitality other than by way of a token nature from any person or business with whom they are involved on Company business. You must always clear the position with the Company's Board of Directors before accepting any gift or hospitality whatever the nature.

6.       COMPANY CAR

6.1 Entitlement to the use and continued use of a company car is discretionary and dependent upon the approval of the Board of Directors of the Company. If you have or become entitled to the use of a company car, it will be provided to you subject to and upon the Terms and Conditions of the rules issued by the Company. The Company reserves the right to change the size or nature of the car being used by you or to remove the entitlement at its discretion in the light of an assessment of the current requirements of the job. You will be responsible for ensuring that the vehicle is always maintained in a clean and roadworthy condition. In the event of your employment with the Company terminating for any reason whatsoever, you may be required to reimburse same monies
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         to the Company if the car is not  due for  replacement  for a period of more than 6 months on the date on which your employment terminates. You will find attached to this statement the rules and regulations relating to the Company Car Scheme (Appendix 3). Please also sign this document as it will constitute an integral part of your Contract of Employment.

6.2 Entitlement to a company car will cease on either party giving notice to terminate this contract under clause 2 or 14 or on the date your employment terminates, whichever is the earlier date.

7.       HOLIDAY ENTITLEMENT

7.1 The holiday year starts on 1 January. Entitlement in a full year is 30 working days, or pro rata for a part-year's service, plus 8 statutory holidays each year.

7.2 The Company reserves the right to allocate up to 5 days holiday each year for all employees.

7.3 Any excess of days holiday actually taken over holiday entitlement at the time of leaving service will be translated to an equivalent number of days at basic rate and deducted from the final payment made to the employee.

7.4      No payment for holiday entitlement will be made.

7.5 No carry-over of holiday entitlement will be permitted to the following holiday year, unless exceptionally given in writing by the Company's Board of Directors.

7.6      For full details of the Company's Holiday Arrangements see Appendix 4.


8.       SICKNESS AND INJURY - GENERAL RULES (APPENDIX 5)

8.1 If you are absent from work as a result of sickness or injury, you must notify the Company of the reason for your absence by 9.00 am on the first day of absence.

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8.2      Employees  must  self-certificate  absences  from work up to seven days including weekends.  Failure to complete a Self-Certificate under these
         circumstances,   or  the  provision  of  false   information   will  be
         disciplinary offences.

8.3 If you are absent for a period of 8 days or more you must provide a Doctor's certificate which should be sent to the Personnel Department immediately and on return to work you must provide a medical certificate which states you are fit to resume your duties unless the previous certificate gives the date on which you may resume work.

8.4 Provided that you have complied with the sickness and injury procedure as laid down by the company, employees with more than 6 months continuous service may at the Company's discretion be entitled up to a maximum of 26 weeks pay during any period of 12 months absence. Any Company sickness absence payments will be at the basic rate less the value of any state benefits or Statutory Sick Payments to which the employee is entitled. Qualifying Days for Statutory Sick Pay purposes are Monday to Friday each week.

8.5 It is a condition of your employment that you will agree to have a medical examination with a Company nominated Doctor if required by the Company and agree that the results of such examination may, on request, be disclosed to the Company.

9.       PENSIONS AND MEDICAL CARE

9.1 Initially, you will be automatically entered into the State Pension Scheme unless you are a member of an Approval Personal Pension Scheme.

9.2 The Company operates four insurance schemes for the benefit of employees after they are appointed to the permanent staff:

(a) Salary Sacrifice Scheme to provide pensions and if required life assurance benefits.

(b) Group Disability scheme to enable you to receive a permanent income in case of illness or permanent disability.

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(c)      Medical  Insurance  to enable you and your  family to  receive  private medical treatment currently with PPP.

(d) Life Assurance cover of four times your annual salary as at 1 February of each year, capped at a maximum figure as determined by the Inland Revenue.

Scheme (a) requires that you authorise the Company to deduct your agreed contribution at source.

Schemes (b), (c) and (d) will be paid for by the Company.

Benefits under the Schemes are provided subject to their rules or the terms of any insurance policy under which they are provided, from time to time.

Full details of any of these schemes can be obtained from the Personnel Department.

10.      GARDEN LEAVE

10.1 The Company may suspend any of your duties and powers (and may require you not to attend at the Company's premises) during the whole or any one or more parts of any period after notice of termination of your employment has been given by the Company or you. In particular the Company may exercise this right in circumstances where it is reasonable for the Company to believe that you will or intend to be interested or concerned in a business, company or firm carrying on, or about to commence, a business which is, or is likely to be, competitive with any part of the business of the Company or any Group Company with which you were engaged or concerned in the 12 months before the suspension started. In addition or alternatively, the Company may during the whole or any one or more parts of such period require you to perform duties (including any modified duties the Company may reasonably require you to perform) at such locations as the Company may reasonably require which shall include requiring you to carry out duties that do not involve contact with the Group's clients. Throughout any such period of suspension your salary and the other benefits to which you are entitled under this Agreement shall continue to be paid or provided by the Company.


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10.2     If you hold any directorship or other office in a Group Company, at any time during such period you shall, at the request of the Company, immediately resign, without claim for compensation, from that office. If you do not resign the Company is irrevocably authorised to appoint some person in your name and on your behalf to do all such things and execute all such documents as may be necessary for or incidental to giving effect to your resignation.

11.      PROTECTIVE COVENANTS

11.1 You covenant with the Company (for itself and as trustee for each Group Company) that you will not:

(a) for a period of the shorter of the notice period you are required to give to terminate your employment or 12 months from the Relevant Date be concerned in any business which is competitive or likely to be competitive with any business with which you were actively involved during the course of your employment during the 12 months ending on the Relevant Date and which is carried on by the Company or another Group Company at the Relevant Date.

(b) for a period of the shorter of the notice period you are required to give to terminate your employment or 12 months after the Relevant Date be concerned in any business within a radius of 5 miles of the Bank of England and which is competitive or likely to be competitive with any business in which you were actively involved in the course of your employment during the 12 months ending on the Relevant Date and which is carried on by the Company or another Group Company at the Relevant Date.

(c) for a period of the shorter of the notice period you are required to give to terminate your employment or 12 months from the Relevant Date (except as expressly authorised by the Company or a Group Company) deal with (whether directly or indirectly) in relation to or in connection with services similar to or competitive with those being provided by the Company or any Group Company at the Relevant Date and with which you were involved in the course of your employment during the twelve months ending on the Relevant Date, any person who is at that date or who has been at any time within the year ending on that date a client of the Company or a Group Company with whom you


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         or the Desk are, or have been  engaged or  concerned  or about whom you have been provided information.

(d) for a period of the shorter of the notice period you are required to give to terminate your employment or the 12 months from the Relevant Date (except as expressly authorised by the Company or a Group Company) canvass or solicit business, orders or custom (whether directly or indirectly) for services similar to or competitive with those being provided by the Company or any Group Company at the Relevant Date and with which you were involved in the course of your employment during the 12 months ending on the Relevant Date, from any person who is at that date or who has been at any time within the year ending on that date a client of the Company or a Group Company with whom you were engaged or concerned or about whom you have been provided information,

(e) for a period of twelve months from the Relevant Date induce or attempt to induce (whether directly or indirectly) any supplier of the Company or a Group Company to cease to supply, or to restrict or vary the terms of supply to, that company; or

(f) for a period of 12 months from the Relevant Date induce or attempt to induce or encourage (whether directly or indirectly) any senior employee of the Company or a Group Company or any person who is employed as a broker by the Company or a Group Company (and in either case, insofar as this restriction applies following the termination of your employment was employed at the date on which your employment terminates), to leave the employment of that company.

11.2     For the purposes of sub-clause 11.1:

(a) "Relevant Date" means the earlier of the date on which your employment with the Company terminates OR the date upon which notice of such termination is given.

(b) You are concerned in a business if you carry it on as a principal or agent or if:

(i) you are directly or indirectly a partner, director, employee, secondee, consultant or agent in, of or to any person who carries on the business; or


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(ii)     you have any direct or indirect  financial  interest (as shareholder or otherwise) in any person who carries on the business; or

(iii) you are directly or indirectly a partner, director, employee, secondee, consultant or agent in, of or to any person who has direct or indirect financial interest (as a shareholder or otherwise) in any person who carries on the business (disregarding any financial interest of a person in securities which are listed or dealt in on any Recognised Investment Exchange if that person, you and any person connected with you (within the meaning of section 839 of the Income and Corporation Taxed Act 1988) are interested in securities which amount to less than one per cent of the issued securities of that class and which, in all circumstances, carry less than one per cent of the voting rights (if any) attaching to the issued securities of that class); and

(c) reference to a Group Company shall mean any parent, subsidiary or affiliate of the Company and shall include its and their successors in business.

11.3 The restrictions in each paragraph or sub-clause above shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid; if any of those restrictions is void but would be valid if some part of the restrictions were deleted the restriction in question shall apply with such modification as may be necessary to make it valid.

11.4 You acknowledge that the above provisions of this clause are no more extensive than is reasonable to protect the Company and the Group.

12.      DISCIPLINARY PROCEDURE

12.1 If you have a grievance relating to your employment or are dissatisfied with any disciplinary decision, the issue should be raised initially with the Company's Board of Directors to whom you may also apply to inspect the Company's Disciplinary Rules and Procedures and Grievance Procedure (Appendices 6 & 7) and any appeal from a disciplinary decision should be to the Board of Directors of EBIC.

12.2 You hereby agree with the Company to exclude any claim which you may have in respect of your rights to a redundancy payment or to compensation for unfair dismissal
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         under the Employment Rights Act 1996 (or any statutory  modification or re-enactment thereof for the time being in force) in the event of the expiry of the terms of this agreement in accordance with the provisions of Clause 2.1 without its being renewed.

13.      TERMINATION OF APPOINTMENT

If:

13.1 you are unable properly to perform your duties by reason of ill-health, accident or otherwise for a period or periods aggregating at least 60 days in any period of 12 consecutive months; or

13.2 fail to act in accordance with any lawful direction of the President, Chief Executive Officer or Board of Directors of Euro Brokers Investment Corporation ("EBIC") or the Company (or any designee of the foregoing), or are guilty of any serious breach of your obligations under this agreement (including any consent granted under it): or

13.3 you are guilty of serious misconduct or any other conduct which affects or is likely to affect prejudicially the interests of the Company or any Group Company or you are convicted of an arrestable offence (other than a road traffic offence for which a non-custodial penalty is imposed); or

13.4 you become bankrupt or make any arrangement or composition with your creditors; or

13.5 you are disqualified from being a director of any company by reason of any order made by any competent court; or

13.6 you are guilty of any breach or non-observance of any code of conduct, rule or regulation referred to in clause 5 or fail or cease to be registered (where such registration is, in the opinion of the Board, required for the performance of your duties) by any regulatory authority in the United Kingdom or elsewhere;

the Company may (whether or not any notice of termination has been given under clause 2 above) by written notice to you, terminate the Appointment with immediate effect.


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14.      CONTINUING EFFECT OF AGREEMENT

         A termination of this Agreement for any reason shall not operate to affect those provisions in this Agreement which are intended to have effect after termination. Without limiting the application of the preceding sentence, such termination shall not release you from the continuing observance and performance by you of your obligations contained in Clauses 5.2 and 11.

15.      REFERENCES

         The Employee authorises the Company to provide a reference when requested by a potential employer, a regulatory body or a provider of credit facilities. The Employee agrees that any such reference, which is provided in good faith, will not give rise to any liability of the Company to him.

16.      RELEVANT LAW

         This Agreement shall be governed and construed under English Law and each of the parties here to submits to the jurisdiction of the English Courts.

17.      PREVIOUS CONTRACTS

17.1 This Agreement is in substitution for and supersedes all previous contracts of employment between the Company and yourself which shall be deemed to have been terminated by mutual consent as from the date on which this Agreement commences together with all and any rights and obligations under such previous contracts of employment which have been and shall be treated as replaced by the terms and conditions of employment set out in this Agreement. This Agreement constitutes the entire understanding between the parties as to the arrangements contemplated herein.

17.2 For the avoidance of doubt, any instructions, waivers or agreements of the Company under this Agreement may not be given by yourself, in your capacity as Joint Managing Director, but must instead by given by another authorized officer of the Company or, in

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         the  absence  of any  such  other  authorized  officer,  by  the  Chief
         Executive Officer of EBIC.

17.3 In the event of a Change of Control of the Company, it is understood that the Company may, with effect as of or immediately prior to such Change of Control, assign this Agreement to any other Group Company that, after such Change of Control, is still controlled by Maxcor.

THE TERMS AND CONDITIONS OF YOUR EMPLOYMENT ARE IN ACCORDANCE WITH, AND SUBJECT TO THE COMPANY'S RULES AND POLICY DOCUMENTS AS DETAILED IN THE APPENDICES 1 - 11 OF THIS CONTRACT AND CURRENT EMPLOYMENT LEGISLATION. THE RELEVANT COMPANY DOCUMENTS ARE AVAILABLE FOR YOUR INSPECTION UPON REQUEST. THIS DOCUMENT SUPERSEDES AND REPLACES ANY EARLIER PARTICULARS OF TERMS OF EMPLOYMENT AND LETTER OF APPOINTMENT ISSUED TO YOU. ANY FUTURE CHANGES TO YOUR TERMS AND CONDITIONS OF EMPLOYMENT WILL BE RECORDED AND NOTIFIED TO YOU IN WRITING GIVING THE APPROPRIATE PERIOD OF NOTICE.

SIGNED by                  WILLIAM PASK     }
for and on behalf of the                    }
Company in the presence                     }        /s/ William Pask
of:-                                        }



SIGNED by                  ROBIN CLARK      }
in the presence of:-                        }        /s/ Robin Clark



APPENDICES 1 -11 TO BE ATTACHED


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